EXHIBIT 10.7

EMPLOYMENT AGREEMENT

This Employment Agreement (thereafter referred as "Agreement") is made effective on September 2, 2008, by and between Lucas Energy Inc., a Nevada corporation (hereinafter referred to as "Lucas," "Company," or "Employer"), and W. A. Sikora (hereinafter referred to as "Executive").

WITNESSETH:

WHEREAS, Lucas is engaged in the business of the up-stream oil and gas industry; and

WHEREAS, Executive is to be employed by Lucas as its President and Chief Executive Officer, and

WHEREAS, Lucas desires to engage Executive as its President and Chief Executive Officer; and

WHEREAS, Executive is desirous of accepting employment in such a position pursuant to the terms and conditions, and for the consideration, hereinafter set forth;

NOW THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Lucas and Executive agree as follows.

ARTICLE 1.
EMPLOYMENT AND DUTIES

1.1

Employment; Effective Date

Effective as of September 2, 2008 (the "Effective Date").

1.2

Position

Lucas hereby agrees to employ Executive, and Executive hereby accepts employment as Lucas President and Chief Executive Officer upon the terms and conditions hereinafter set forth, each Party expressly revoking any and all prior employment agreements to which the Parties may be mutually subject.  As President and Chief Executive Officer, Executive shall serve Lucas and its affiliates on a full-time basis subject to the supervision and control of the Board of Directors (hereinafter referred to as the "Board").  Executive hereby agrees to serve Lucas in such capacity for the period commencing on the Effective Date and ending on the Termination of this agreement pursuant to Section 2.1 below.

1.3

Services of Executive

During the Term of this Agreement (as hereinafter defined), the Executive shall perform the services hereunder (i) for the compensation set forth herein and without additional compensation unless otherwise agreed to between Lucas and the Executive, (ii) in such employment capacity for Lucas or any subsidiary or affiliate thereof to which he may be directed by the Board of Lucas or of any such subsidiary or affiliate, or (iii) as a member of the Board of Lucas or of any subsidiary or affiliate thereof if so elected by the shareholders of Lucas or any such subsidiary or affiliate.  In that regard, Lucas intends to appoint the Executive as its representative on the Board of Directors of Lucas and for each of its subsidiaries which is involved in the service operations and which report directly to the Executive.  Lucas may also utilize the Executive in any other work or activity in furtherance of

LEI 0901008

the business of Lucas in which his talents may be applied in a manner commensurate with his position, training, knowledge, skills and abilities.

1.4

Duties and Services

Executive agrees to serve in the position referred to in Section 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such offices.  Executive shall also perform such other duties and services appropriate to such position which the parties mutually may agree upon from time to time.  In addition, Executive agrees to provide such other and unrelated services and duties as may be mutually agreed upon by Lucas and Executive.

1.5

Other Interests

Executive agrees, during the period of his employment by Lucas, to devote substantially all of his business time, energy and best efforts to the business and affairs of Lucas and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Lucas, except with the consent of the Board of Directors of Lucas (the "Board").  The foregoing notwithstanding, the parties recognize and agree that Executive may engage in other business activities that do not conflict with the business and affairs of Lucas or interfere with Executive's performance of his duties hereunder, which shall be at the sole determination of the Board.

1.6

Duty of Loyalty

.  Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty to act at all times in the best interests of Lucas.  In keeping with such duty, Executive shall make full disclosure to Lucas of all business opportunities pertaining to Lucas's business and shall not appropriate for Executive's own benefit business opportunities concerning Lucas's business.

ARTICLE 2.
TERM AND TERMINATION OF EMPLOYMENT

2.1

Term

Unless terminated at an earlier date in accordance with Section 2.2 of this Agreement, the initial term of Executive's employment hereunder shall be for a period of two (2) years, commencing on the Effective Date ("Initial Term").  Thereafter, the term of this Agreement shall be automatically extended for successive one year periods (each an "Additional Term") unless either party objects to such extension by written notice to the other party at least one (1) year prior to end of the Initial Term or any Additional Term.  The Initial Term and any Additional Terms shall be referred to collectively as the "Term."  Except for termination pursuant to Section 2.2 below, the Company acknowledges and agrees that it will not terminate this Agreement during the Initial Term.

2.2

Lucas's Right to Terminate

Notwithstanding the provisions of paragraph 2.1, Lucas shall have the right to terminate Executive's employment under this Agreement at any time for the following reasons:

(i)

upon Executive’s death;

(ii)

upon the inability of Executive to perform the essential duties of his position by reason of illness, physical or mental disability or other incapacity (specifically excluding Executive's U.S. immigration status) for a period of one (1) calendar year or any shorter periods aggregating one (1) year in any two-year period ("Disability"); or

(iii)

for "Cause," which shall mean Executive (A) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder, (B) has willfully refused without proper legal reason to perform the duties and responsibilities required of him hereunder, (C) has breached any material provision of this Agreement or any material corporate policy maintained and established by Lucas that is of general applicability to the Company's employees and such breach is not cured within thirty (30) days from the date of receipt of written notice from Employer by Executive regarding the alleged breach, (D) has willfully engaged in conduct that he knows or should know is materially injurious to Lucas or any of its affiliates, or (E) has been convicted of, or pleaded no contest to any felony, provided, however, that Executive's employment may be terminated for Cause only if such termination is approved by at least a majority of a quorum (as defined in Lucas's By-Laws) of the members of the Board after Executive has been given written notice by Lucas of the specific reason for such termination and an opportunity for Executive, together with his counsel, to be heard before the Board.

(iv)

Termination without “cause” at any time, provided the Company provides thirty (30) days notice or payment in lieu regardless of the age of the contract, provided, however, that Executive’s employment may be terminated without Cause only if such termination is approved by at least a majority of a quorum (as defined in Lucas’s by-Laws) of the members of the Board after Executive has been given written notice by Lucas regarding termination and an opportunity for Executive, together with his counsel, to be heard before the Board.

2.3

Key Employee's Rights to Terminate

Notwithstanding the provisions of Sections 2.1 and 2.2, Executive shall have the right to terminate his employment under this Agreement for any of the following reasons:

(i)

for "Good Reason," which shall mean, within sixty (60) days of and in connection with or based upon (A) a material breach by Lucas of any material provision of this Agreement, (B) a significant reduction in the nature or scope of Executive's duties and responsibilities, (C) the assignment to Executive of duties and responsibilities that are materially inconsistent with the position referred to in Section 1.1, or (D) any requirement that Executive relocate to a site more than fifty (50) miles from his present business address (unless such move is within twenty-five (25) miles of Executive's present home address) provided, however, that prior to Executive's termination for Good Reason, Executive must give written notice to Lucas of any such breach, reduction, assignment or requirement and such breach, assignment or requirement must remain uncorrected for ten (10) days following such written notice; or

(ii)

at any time for any reason whatsoever, in the sole discretion of Executive, provided that the Executive gives Lucas thirty (30) days written notice.

2.4

Deemed Resignations

Any termination of Executive's employment shall constitute an automatic resignation of Executive as an officer of Lucas and each affiliate of Lucas, and an automatic resignation of Executive from the Board (if applicable) and from the board of directors of any affiliate of Lucas.

2.5

Involuntary Termination After "Change of Control."

   In the event of a "Change of Control" as defined below, Lucas shall have the right to terminate Executive's employment and this Agreement at will.  Should Lucas exercise this option to involuntarily terminate Executive during the pendency of this Agreement for any reason other than as specified in Section 2.2(iii) within twelve (12) months following a defined Change of Control, Executive shall be entitled to an immediate cash payment equal in amount to twelve (12)

months of compensation based upon a monthly proration of his Form W-2 earning from Lucas in the year preceding such termination and (ii) the fair value of eighteen months of Executive's then current fringe benefits provided by Company..

In the event there is a Change of Control during the pendency of this Agreement, and Lucas gives Executive notice of intent to not thereafter renew the Agreement for a successive term, should Executive be involuntarily terminated from employment after expiration of the Agreement and within twelve (12) months following the Change of Control, Executive shall be entitled to an immediate cash payment in the amount set forth in the preceding paragraph.  The contractual right to such payment is expressly agreed to be a covenant which shall survive expiration of this Agreement, and be enforceable hereunder.

For purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Lucas having forty-five percent (45%) or more of the total number of votes that may be cast for the election of directors of Lucas; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Lucas before the Transaction shall cease to constitute a majority of the Board of Lucas or any successor to Lucas.

ARTICLE 3.
COMPENSATION AND BENEFITS

3.1

Base Salary

During the first twelve month period of the initial term of this Agreement, Executive shall receive a minimum annual base salary of $125,000 ("Base Salary").  The Base Salary shall be reviewed and increased by the Board (or a committee or designee thereof) after the first twelve (12) months of employment. Such increase shall be not less than $50,000.  Thereafter, Executive's annual Base Salary shall be reviewed by the Board (or a committee or designee thereof) on an annual basis from the Effective Date (or more frequently, should the Board decide to do so), and, in the sole discretion of the Board (or such committee or designee thereof), such annual Base Salary may be increased, but not decreased, effective as of any date determined by the Board.  Executive's annual base salary shall be paid in equal installments, less amounts for withholding of taxes or the amounts pursuant to Section 6.2 below, in accordance with Lucas's standard policy regarding payment of compensation to employees but no less frequently than monthly.

3.2

Bonuses

Executive shall be eligible to participate in Lucas's Bonus Plan and Lucas's Long Term Incentive Compensation Program as approved from time to time by the Board (or a committee or designee thereof).

3.3

Issuance of Restricted Stock and Stock Options

  :

(i)

Issuance of Restricted Stock from previous CEO:  James Cerna will grant 19,230 of his personal shares to Executive.  Grant schedule will be agreed upon between the Executive and Mr. Cerna

(ii)

Issuance of Nonqualified Stock Options:  Lucas will grant 200,000 stock options based on the price at the time of this agreement 9-2-08 ($2.60).  Company shall provide, pursuant to an Executive Stock Option Plan with a 2 year term to be implemented by Company, stock options with vesting as set forth on below.

(i)

3-1-09 : 50,000 shares

9-1-09:  50,000 shares

3-1-10:  50,000 shares

9-1-10:  50,000 shares

(iii)

Except for termination of this Agreement for cause pursuant to Section 2.2(iii), any termination of this Agreement by Company shall cause the immediate vesting of any unvested restricted stock, options or warrants awarded hereunder or pursuant to any future award by Company to Executive.

Further stock and stock option allocations awards will be based on a combination of the performance of Executive and Lucas.

3.4

Other Perquisites

During his employment hereunder, Executive shall be afforded the following benefits as incidences of his employment.

(i)

Vacation:  Executive shall be entitled to ten (10) business days of paid vacation for each calendar year of employment beginning on August 26, 2008 of Executive's employment.  Such vacation must be taken at a time mutually convenient to Lucas and Executive.  All vacation days must be taken during the year it is earned and cannot be carried forward into a future year without the written consent of Lucas, which will not be unreasonably withheld.

(ii)

Personal Leave:  Executive shall be entitled to five (5) days paid time each fiscal year effective from April 15, 2007.  Unused personal leave benefits cannot be carried forward into a future year without the written consent of Lucas.  The following rule shall apply:

If Executive is unable to work for more than five (5) days because of personal business, and if Executive's unused personal leave is insufficient for such period, the Executive's unused vacation time shall be applied to such absence.

(iii)

Holidays:  Executive shall be entitled to holidays with pay during each calendar year in accordance with Lucas's posted holiday schedule.

(iv)

Other Company Benefits:  Executive and, to the extent applicable, Executive's spouse, dependents and beneficiaries, shall be allowed to participate in all benefits, plan, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other employees of Lucas.  Such benefits, plans and programs shall include, without limitation, any profit sharing, thrift plan, life insurance, disability insurance, pension plan (company supported), supplemental retirement plan, vacation and sick leave plan, and the like which may be maintained by Lucas.  Lucas shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to employees generally.

3.5

Business and Entertainment Expenses

Subject to Lucas's standard policies and procedures with respect to reimbursement as applied to its employees generally, Lucas shall promptly reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, including travel, dues and fees to industry and professional organizations, subscriptions to professional and business publications, costs of entertainment and business development, and mobile phone expenses.

3.6

Directors Fees.  Executive shall be granted the appropriate directors fees and stock grants as determined by the compensation committee.

ARTICLE 4.
MISCELLANEOUS

4.1

Notices

All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

If to the Company
To:	Lucas Energy, Inc. ATTN: Peter Grunebaum, Chairman Compensation Committee, and Dieterich & Mazarei, Legal Counsel 3000 Richmond Ave, Suite 400 Houston, TX 77098

If to Executive
To:	W.A. Sikora 9595 Doliver Drive Houston, TX 77063

Such addresses may be changed from time to time by either party providing written notice in the manner set forth above.

4.2

Applicable Law

This agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

4.3

No Waiver

No failure by either party hereto at any time to give notice of any breach by the other party of or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

4.4

Severability

If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

4.5

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

4.6

Withholding of Taxes and Other Employee Deductions

Lucas may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Lucas's employees generally.

4.7

Headings

The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

4.8

Gender and Plurals

Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes plural and conversely.

4.9

Affiliate

As used in this Agreement, the term "affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with Lucas.

4.10

Assignment

This Agreement shall be binding upon and inure to the benefit of Lucas and any successor of the Company, by merger or otherwise.  Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

4.11

Term

This Agreement has a term co-extensive with the term of employment provided in Section 2.1.  Termination shall not affect any right or obligation of any party that is accrued or vested prior to such termination.

4.12

Entire Agreement

Except as specifically referenced herein, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by Lucas.  Without limiting the scope of the preceding sentence, all understandings and agreements preceding the date of execution of this Agreement and relating to the subject matter hereof are hereby null and void and of no further force and effect.  Any modifications or amendments will be made in writing and signed by both parties and will form part of this agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 2nd day of September, 2008, to be effective as of the Effective Date.

EMPLOYER:
Lucas Energy, Inc.

By:  CEO James J Cerna

EXECUTIVE:

By:

______________________________

W.A. Sikora